Exhibit 99-7(b): Consent of Independent Auditors -- Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-47094 of ReliaStar Select*Life Variable Account on Form S-6 of our report dated February 11, 2000 related to the financial statement of ReliaStar Select*Life Variable Account for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota September 12, 2002